October______, 2004


Dear Stockholder:

We are writing to you today to request your authorization to make a portion of our authorized and unissued Biophan shares preferred, to facilitate a potential transaction between Biophan and a large biomedical device company. The transaction with this potential strategic partner, which is in an advanced stage of negotiation, may include license fees, milestone payments, and royalties, on several product lines already in the market, with sizeable upside potential for us. Part of the package being discussed involves an equity investment, potentially at a premium over market, which will provide us an alternative to the current financing package that we have available.

We have been informed by the prospective partner that any investment that it may make must be in preferred stock. As you know, this gives a preference in the event of a sale or liquidation. While the terms of the preferred stock will be fixed in the future, we expect any preferred stock issued in the currently contemplated transaction to be identical to common stock except for the liquidation preference (i.e., it will have no special voting rights, etc.). At the recent Biophan annual meeting the stockholders approved additional shares to allow us to achieve corporate purposes including taking all or part of the SBI financing, and/or a strategic investment. The shares already registered for potential sale to SBI cannot be used for a sale to the strategic partner.

What we are seeking is your approval for us to substitute shares of preferred stock for a portion of the shares of common stock that were authorized at the annual meeting. We do not anticipate needing more than about 10 million shares of preferred stock for the potential transaction currently being considered, but to be safe, and because there is interest from other large companies, we are requesting that you authorize up to 15 million of the CURRENTLY AUTHORIZED shares to be authorized as preferred shares to provide the Board with flexibility as it seeks to effect strategic transactions.

By getting your approval now, in advance, we can avoid the delays and uncertainty associated with requiring a stockholders meeting at the time we want to enter into a strategic transaction. If the potential transaction that is currently contemplated does not occur, the preferred shares will be available for similar transactions that may occur in the future.

Our recent announcement of the joint agreement with NASA on the biothermal battery, our achieving a total of 80 patents issued, pending or licensed in, and most importantly, the potential transaction being negotiated about which we are writing to you, are exciting developments in our business.

It is only with your continued, ongoing support that we have been able to make this progress, and on behalf of our employees, board members, and future customers, we thank you again.

Enclosed with this letter is a notice of a stockholders meeting and a proxy statement describing in more detail the proposed authorization of preferred stock. Please vote in the affirmative on the enclosed proxy card and return it in the prepaid envelope.

Sincerely,



Michael L. Weiner
Chief Executive Officer


Guenter H. Jaensch
Chairman of the Board

                           BIOPHAN TECHNOLOGIES, INC.
                             150 LUCIUS GORDON DRIVE
                         WEST HENRIETTA, NEW YORK 14586

                           ---------------------------

                                 PROXY STATEMENT

                           ---------------------------

                         SPECIAL MEETING OF STOCKHOLDERS
                                NOVEMBER 11, 2004

              INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

GENERAL

This Proxy Statement is being furnished to the stockholders of BIOPHAN TECHNOLOGIES, INC. ("Biophan" or the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board"). The proxies are for use at the Special Meeting of Stockholders of the Company to be held on Thursday, November 11, 2004, at 10:00 a.m., local time, or at any adjournment thereof (the "Special Meeting"). The Special Meeting will be held at the Company's principal executive offices, 150 Lucius Gordon Drive, West Henrietta, New York 14586. Our telephone number is (585) 214-2441.

The shares represented by your proxy, if the proxy is properly executed and returned, and not revoked, will be voted at the Special Meeting as therein specified. You may revoke your proxy at any time before the proxy is exercised by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. You may also revoke your proxy by attending the Special Meeting and voting in person.

The shares represented by your proxy will be voted as indicated on your properly executed proxy. If no directions are given on the proxy, the shares represented by your proxy will be voted:

         FOR amending the Company's Articles of Incorporation to decrease the number of shares of Common Stock authorized to be issued from 125,000,000 shares to 110,000,000 shares and to authorize for issuance up to 15,000,000 shares of Preferred Stock.

The Company knows of no other matters to be submitted to the Special Meeting. If any other matters properly come before the Special Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board may recommend.

These proxy solicitation materials are first being mailed to stockholders on or about October ___________, 2004.

RECORD DATE AND VOTING SECURITIES

Stockholders of record at the close of business on September 22, 2004 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. At the Record Date, ____________________ shares of the Company's Common Stock, $.005 par value (the "Common Stock"), were issued and outstanding and held of record by approximately 360 stockholders.

REVOCABILITY OF PROXIES

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Special Meeting and voting in person. Attending the Special Meeting in and of itself will not constitute a revocation of a proxy.

VOTING AND SOLICITATION

Each stockholder is entitled to one vote for each share held as of the Record Date.

The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expense in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone, e-mail or facsimile.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

Holders of a majority of the outstanding shares entitled to vote must be present, in person or by proxy, at the Special Meeting in order to have the required quorum for the transaction of business. Votes cast by proxy or in person at the Special Meeting will be tabulated by the Inspector of Elections, appointed for the Special Meeting, who, with the assistance of Continental Stock Transfer & Trust Company, the Company's transfer agent, will determine whether or not a quorum is present. If the shares present, in person and by proxy, at the Special Meeting do not constitute the required quorum, the Special Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Shares that are voted "FOR," "AGAINST" or "ABSTAIN" are treated as being present at the Special Meeting for purposes of establishing a quorum. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" with respect to a matter will also be treated as shares entitled to vote (the "Votes Cast") with respect to such matter. While no definitive statutory or case law authority exists in Nevada as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of a controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote "AGAINST" the proposal.

Broker non-votes (i.e., votes from shares held of record by brokers as to which the beneficial owners have given no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast. With respect to a proposal that requires a majority of the outstanding shares (such as the Proposal for approval of an amendment to the certificate of incorporation to decrease the authorized number of shares of Common Stock and provide for authorized shares of Preferred Stock ), however, a broker non-vote has the same effect as a vote "AGAINST" the proposal.

NO DISSENTER'S RIGHTS

Nevada Law does not provide for dissenter's rights with respect to the Proposal, and we will not independently provide our stockholders with any such right.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE 2005 ANNUAL MEETING

In order for any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), to be included in the Company's Proxy Statement to be issued in connection with the 2005 Annual Meeting of Stockholders, such proposal must be received by the Company no later than April 22, 2005. Any notice of a proposal submitted outside the processes of Rule 14a-8 promulgated under the Act, which a stockholder intends to bring forth at the Company's 2005 Annual Meeting of Stockholders, will be untimely for purposes of Rule 14a-4 of the Act and the By-laws of the Company if received by the Company after May 4, 2005.

PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO DECREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED TO BE ISSUED FROM 125,000,000 SHARES TO 110,000,000 SHARES AND TO AUTHORIZE FOR ISSUANCE UP TO 15,000,000 SHARES OF PREFERRED STOCK

The Company's Articles of Incorporation as currently in effect (the "Articles") provide that the Company is authorized to issue one hundred twenty five million shares of Common Stock, with a par value of $.005 per share. The stockholders are being asked to approve amendments to the Articles to decrease the number of shares of Common Stock authorized by 15,000,000 and to authorize the issuance of up to 15,000,000 shares of Preferred Stock. The Articles have not previously provided for a Preferred class of stock.

Preferred stock generally provides priority over common stock for dividend payments and for distribution of assets in the event of liquidation of the Company. The terms of the proposed Preferred Stock cannot be stated at this time as no specific offering of the shares is imminent. If this amendment to the Company's Articles of Incorporation is approved, the Company's Board of Directors will have the authority to establish the voting powers, designations, preferences, limitations, restrictions, relative rights and distinguishing designation of any series issued, including dividend rights, conversion rights, voting rights, redemption terms, liquidation preferences and the number of shares in any series, without any further approval by the Company's stockholders.

In the opinion of the Board, having the ability to issue Preferred Stock will benefit the Company by providing flexibility to the Board in its negotiations with certain strategic investors. The Company is currently in negotiations with several entities, including a large biomedical device company, regarding possible strategic investments in the Company. While no definitive agreements have been reached, one of the potential strategic investors has indicated that any investment, if made, would require the Company to issue Preferred Stock. These discussions are ongoing and the specific terms of any Preferred Stock have not been determined. A strategic investment, if made, would allow the Company to reduce its reliance on financing from SBI Brightline Consulting, LLC under the terms of its existing stock purchase agreement. The Company can make no assurances that it will be successful in entering into any financing transaction with any strategic investors. By taking this action now, we expedite our ability to close a transaction, and implement it. Therefore, the Board is requesting your support of this action. By reducing the Common shares previously authorized, there is no increase in the number of authorized shares.

There will be no preemptive rights with respect to the Company's Preferred Stock and, accordingly, existing stockholders would not have any preferential right to purchase any of the shares of Preferred Stock and could incur dilution, if and when issued.

Although the Board would only authorize the issuance of Preferred Stock based on its judgment as to the best interests of the Company and its stockholders, the issuance of Preferred Stock could have the effect of diluting the voting power or book value per share of the outstanding Common Stock. The Board (if consistent with its fiduciary responsibilities) could also attempt to deter future takeover attempts by using Preferred Stock to dilute the ownership of persons seeking to gain control of the Company. The Company, however, is not aware of any such attempt and has no plans or arrangements with respect to deterring future takeover attempts. The issuance of any Preferred Stock will be on terms deemed to be in the best interests of the Company and its stockholders.

If the Amendment is approved by the stockholders at the Special Meeting, the decrease in the number of Common shares authorized for issuance and the authorization of Preferred shares would become effective upon the filing of the Certificate of Amendment to the Certificate of Incorporation with the Nevada Secretary of State, which filing would take place shortly after the Special Meeting.

Approval of this Proposal requires the affirmative vote of the holders of a majority of the outstanding Common Stock entitled to vote at the Special Meeting. Abstentions and broker non-votes are not considered Votes Cast and therefore will have the same effect as a vote against the Proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION. UNLESS OTHERWISE DIRECTED THEREIN, THE SHARES REPRESENTED BY YOUR PROXY, IF PROPERLY EXECUTED AND RETURNED, AND NOT REVOKED, WILL BE VOTED FOR SUCH PROPOSAL.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

The table below lists the beneficial ownership of our common stock, as of August 31, 2004 by each person known by us to be the beneficial owner of more than 5% of our common stock, by each of our directors and officers and by all of our directors and officers as a group.

 Name and Address of               Number of Shares
 Beneficial Owner                 Beneficially Owned       Percent of Class(2)
                                        (1)(2)
 ----------------------------     -------------------      -------------------

 +Guenter H. Jaensch (3)                801,667                   1.14%
 964 Allamanda Drive
 Delray Beach, FL 33483

 +Michael L. Weiner (4)               7,058,029                   9.86%
 693 Summit Drive
 Webster, NY 14580
 Wilson Greatbatch (5)                3,639,468                   5.19%
 5935 Davison Road
 Akron, NY 14001

 +Robert S. Bramson (6)                  65,000                       *
 1100 East Hector Street
 Suite 410
 Consohocken, PA 19428

 +Ross B. Kenzie (7)                     65,000                       *
 Cyclorama Bldg. Suite 100
 369 Franklin Street
 Buffalo, NY 14202

 +Steven Katz (8)                       120,000                       *
 20 Rebel Run Drive
 East Brunswick, NJ 08816

 Robert J. Wood (9)                     214,583                       *
 12 Peachtree Lane
 Pittsford, NY 14534

 Stuart G. MacDonald (10)               266,667                       *
 4663 East Lake Road
 Pultneyville, NY 14538

 Jeffrey H. Helfer (11)                 287,367                       *
 1153 Hidden Valley Trail
 Webster, NY 14580

 Technology Innovations,              5,656,501                   7.96%
 LLC(12)
 150 Lucius Gordon Drive
 Suite 215
 West Henrietta, NY  14586

 Biomed Solutions, LLC(13)            5,355,857                  7. 54%
 150 Lucius Gordon Drive
 Suite 215
 West Henrietta, NY  14586


 All Officers and Directors as        8,878,313                  12.23%
 a group (8 persons)

* Denotes less than one percent.
+ Denotes Member of the Board of Directors.

(1) Except as may be set forth below, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(2) Applicable percentage of ownership is based on 69,888,685 shares outstanding as of August 31, 2004, together with applicable options for such shareholder. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Shares subject to options or warrants currently exercisable or exercisable within 60 days after August 31, 2004 are included in the number of shares beneficially owned and are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other stockholder.

(3) Includes 351,667 shares issuable upon exercise of options granted to Dr. Jaensch.

(4) Michael L. Weiner is a member and the Manager of Technology Innovations, LLC, which is the majority owner of Biomed Solutions, LLC. Mr. Weiner is also the Manager of Biomed. Mr. Weiner's calculation includes 4,175,857 shares owned beneficially and of record by Biomed and 300,644 shares owned beneficially and of record by Technology Innovations. Includes 1,180,000 shares issuable upon exercise of warrants held by Biomed and 491,667 shares issuable upon exercise of options held by Mr. Weiner.

(5) Includes 3,389,468 shares owned of record and beneficially by Greatbatch Gen-Aid, Ltd., an entity owned by Wilson Greatbatch. Also includes 250,000 shares issuable upon exercise of options held by Mr. Greatbatch.

(6) Includes 65,000 shares issuable upon exercise of options held by Mr.
Bramson.

(7) Includes 65,000 shares issuable upon exercise of options held by Mr. Kenzie. Does not include shares owned beneficially or of record by Biomed or by Technology Innovations. Mr. Kenzie is the Manager and an equity member of Biophan Ventures, LLC, which is the 43% equity member in Biomed; he is also the Manager of Patent Ventures LLC, which is the Class A Member of Technology Innovations. Mr. Kenzie and Mr. Weiner comprise the Board of Members of Biomed; Mr. Kenzie serves on the Board of Members of Technology Innovations.

(8) Includes 120,000 shares issuable upon exercise of options held by Mr. Katz.

(9) Includes 124,583 shares issuable upon exercise of options held by Mr. Wood.

(10) Includes 176,667 shares issuable upon exercise of options held by Mr. MacDonald.

(11) Includes 156,667 shares issuable upon exercise of options held by Mr.
Helfer.

(12) Includes 4,175,857 shares owned beneficially and of record by Biomed and 1,180,000 shares issuable upon exercise of warrants held by Biomed. Technology Innovations, LLC is the majority owner of Biomed Solutions, LLC.

(13) Includes 1,180,000 shares issuable upon exercise of warrants held by Biomed.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our executive officers and directors, and persons who own more than ten percent of our Common Stock, to file reports of ownership and changes in ownership with the SEC. Such executive officers, directors, and greater than ten percent stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file. Based upon our records and other information, the Company believes that, with respect to the year ended February 29, 2004, all filings applicable to our executive officers, directors and greater than ten percent stockholders required by Section 16(a) have been made in a timely manner.


                                OTHER INFORMATION

Additional information concerning the Company is available on the Company's website, www.biophan.com. These materials are also available free of charge in print to investors who request them in writing from the Company's Secretary (at the address on the cover page). Filings which the Company makes with the Securities and Exchange Commission also contain additional information and may be obtained on the SEC's website at www.sec.gov.


                                           BY ORDER OF THE BOARD OF DIRECTORS


                                           Guenter H. Jaensch
                                           Chairman of the Board

Dated: October _________, 2004
West Henrietta, New York

                           BIOPHAN TECHNOLOGIES, INC.

                           --------------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 11, 2004

                         -------------------------------


TO THE STOCKHOLDERS OF BIOPHAN TECHNOLOGIES, INC.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of BIOPHAN TECHNOLOGIES, INC., a Nevada corporation (the "Company"), will be held on November 11, 2004, at 10:00 a.m., local time, at the Company's principal executive offices, 150 Lucius Gordon Drive, West Henrietta, NY 14586, for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

      1. To amend the Company's Articles of Incorporation to decrease the number of shares of Common Stock authorized to be issued from 125,000,000 shares to 110,000,000 shares and to authorize for issuance up to 15,000,000 shares of Preferred Stock.

      2. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on September 22, 2004 are entitled to notice of and to vote at the Special Meeting or any adjournment thereof.

WE HOPE YOU WILL ATTEND THIS SPECIAL MEETING IN PERSON, BUT IF YOU CANNOT, PLEASE SIGN AND DATE THE ENCLOSED PROXY. RETURN THE PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE RETURNED A PROXY.

                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            Guenter H. Jaensch
                                            Chairman of the Board

West Henrietta, New York
Date:  October ____, 2004

                                      PROXY
                           BIOPHAN TECHNOLOGIES, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED HEREBY APPOINTS MICHAEL L. WEINER AND ROBERT J. WOOD, OR EITHER OF THEM, WITH FULL POWER OF SUBSTITUTION, AS PROXIES TO VOTE AT A SPECIAL MEETING OF STOCKHOLDERS OF BIOPHAN TECHNOLOGIES, INC. (THE "COMPANY") TO BE HELD ON NOVEMBER 11, 2004 AT 10:00 A.M., LOCAL TIME, AND AT ANY ADJOURNMENT OR ADJOURNMENTS THEREOF, HEREBY REVOKING ANY PROXIES HERETOFORE GIVEN, TO VOTE ALL SHARES OF COMMON STOCK OF THE COMPANY HELD OR OWNED BY THE UNDERSIGNED AS DIRECTED ON THE REVERSE SIDE OF THIS PROXY CARD, AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING. IF NO DIRECTION IS MADE, SHARES WILL BE VOTED FOR THE PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION. IN ADDITION, THE SHARES WILL BE VOTED AS THE BOARD OF DIRECTORS OF THE COMPANY MAY RECOMMEND WITH RESPECT TO ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

                                                FOR      AGAINST    ABSTAIN
                                              -------------------------------
      Proposal to amend the Company's           [_]        [_]        [_]
      Articles of Incorporation to
      decrease the number of shares of
      Common Stock authorized to be
      issued from 125,000,000 shares to
      110,000,000 shares and to
      authorize for issuance up to
      15,000,000 shares of Preferred
      Stock.
                                                FOR      AGAINST    ABSTAIN
                                              -------------------------------
      Transaction of such other business        [_]        [_]        [_]
      as may properly come before the
      meeting or any adjournment
      thereof.


 (Continued and to be signed on reverse side)

      I will [_] will not [_] attend the Meeting.

                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                 Dated:  _________________,  2004

                  -------------------------------- -----------------------------
                  Signature                        Signature

                  IMPORTANT: Sign the Proxy exactly as your name or names appear on your Common Stock certificate; in the case of Common Stock held in joint tenancy, each joint tenant must sign. Fiduciaries should indicate their full titles and the capacity in which they sign. Please complete, sign, date, and return this Proxy promptly in the enclosed envelope.